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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000, except as to the poolings of interests described in Note 4 which are as of May 22, 2000, relating to the consolidated financial statements of Lionbridge Technologies, Inc., which appears in Lionbridge Technologies, Inc.'s Current Report on Form 8-K/A filed July 31, 2000.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 10, 2000